                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

           Filed by the Registrant  SINA.com
           Filed by a party other than the Registrant [ ]

           Check the appropriate box:
    [ ]    Preliminary Proxy Statement     [ ] Confidential, For Use of the Com-
    [X]    Definitive Proxy Statement          mission Only (as permitted by
                                               Rule 14a-6(e)(2))
    [ ]    Definitive Additional Materials

    [ ]   Soliciting Material Under Rule 14a-12


                                    SINA.com
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
          (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box):
   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
    (2)   Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


    (4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
    (5)   Total fee paid:

--------------------------------------------------------------------------------
    [ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)   Amount previously paid:

--------------------------------------------------------------------------------
     (2)   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3)   Filing Party:

--------------------------------------------------------------------------------
     (4)   Date Filed:

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

                                    SINA.COM

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 27, 2001

     The Annual Meeting of Shareholders (the "Annual Meeting") of SINA.com, a Cayman Islands company (the "Company"), will be held at the Westin Santa Clara, located at 5101 Great American Parkway, Santa Clara, California, USA on Tuesday, November 27, 2001 at 10:00 a.m., local time, for the following purposes:

     1. To elect four directors, three to serve until the 2004 Annual Meeting, one to serve until the 2003 Annual Meeting;

     2. To ratify the appointment of PricewaterhouseCoopers as the independent auditors of the Company for the fiscal year ending 2002; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

     The Board of Directors has fixed the close of business on October 10, 2001 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     All shareholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,

                                          [/s/ CHARLES CHAO]
                                          Charles Chao
                                          Chief Financial Officer and Secretary

Sunnyvale, California
October 19, 2001

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR ACTING PROMPTLY.

                                    SINA.COM
                                 VICWOOD PLAZA
                                  ROOMS 1801-4
                                   18TH FLOOR
                               199 DES VOEUX ROAD
                               CENTRAL, HONG KONG

                                PROXY STATEMENT

GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of SINA.com, a Cayman Islands company (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Westin Santa Clara, located at 5101 Great American Parkway, Santa Clara, California, USA on Tuesday, November 27, 2001, at 10:00 a.m., local time, and any adjournment or postponement thereof.

     This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Shareholders for the fiscal year ended June 30, 2001, including financial statements, were first mailed to shareholders entitled to vote at the meeting on or about October 19, 2001.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
General Counsel) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

RECORD DATE; VOTING SECURITIES

     The close of business on October 10, 2001 has been fixed as the record date (the "Record Date") for determining the holders of ordinary shares of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 45,875,071 ordinary shares outstanding and held of record by approximately 365 shareholders.

VOTING AND SOLICITATION

     Each outstanding Ordinary Share on the Record Date is entitled to one vote on all matters. Ordinary shares may not be voted cumulatively.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the ordinary shares present in person or represented by proxy at the meeting. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the shareholders for a vote.

     Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors and FOR ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general requirements of Cayman law concerning voting of shares and determination of a quorum.

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's ordinary shares. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Our Articles of Association currently authorize a Board of not less than two directors and the classification of the Board into three classes serving staggered terms. At each annual general meeting, one-third of the directors will retire from office by rotation. The directors to retire in every year will be those who have been in office the longest since their last election. A retiring director will remain in office until the close of the meeting at which he or she retires, and will be eligible for re-election at that meeting. Our Articles of Association also state that any newly appointed director shall hold office only until the next annual meeting at which time they will be subject to reelection by the shareholders. The Company currently has seven directors. In accordance with the Company's Articles of Association, the Board of Directors has fixed the number of directors constituting the Board at seven.

NOMINEES

     At the Annual Meeting, the shareholders will elect a total of four directors, two Class II directors who were scheduled to retire this year, and two directors who were appointed to the Board this past year and are now subject to election by the shareholders. If elected, these directors will serve until the 2004 Annual Meeting except Daniel Mao, who will serve until the 2003 Annual Meeting. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

     Assuming a quorum is present, the four nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the four nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

     The names of the nominees, their ages as of October 18, 2001 and certain other information about them are set forth below:

NAME OF DIRECTOR            AGE           PRINCIPAL OCCUPATION           DIRECTOR SINCE
----------------            ---           --------------------           --------------
CLASS II DIRECTORS
Daniel Chiang.............  44    Co-Chairman of the Board                 March 1999
Ter Fung Tsao.............  56    Chairman, Standard Foods Taiwan Ltd.     March 1999
NEWLY APPOINTED DIRECTORS
Daniel Mao................  37    Chief Executive Officer and Director     June 2001
Bruno Wu..................  34    Co-Chairman of the Board               September 2001

     Daniel Chiang served as the President and Chief Executive Officer of Sinanet.com, an Internet content and services company, from June 1996 until it merged into SINA.com in March 1999. Mr. Chiang currently serves as our co-Chairman of the Board. Prior to joining Sinanet.com in June 1996, Mr. Chiang was the

President of Trend Micro, Inc., an Internet virus protection and content security company, from December 1993 to May 1996. Mr. Chiang received an M.A. in Political Economy from University of Texas, Dallas and a B.A. in Diplomacy from National Cheng-Chi University in Taiwan.

     Ter Fung Tsao has served as our director since March 1999. Mr. Tsao has served as Chairman of Standard Foods Taiwan Ltd., a packaged food company, since 1986. Before joining Standard Foods Taiwan Ltd., Mr. Tsao worked in several positions within The Quaker Oats Company, a packaged food company, in the United States and Taiwan. Mr. Tsao received a B.S. in Civil Engineering from Cheng Kung University in Taiwan, an M.S. in Sanitary Engineering from Colorado State University, and a Ph.D. in Food and Chemical Engineering from Colorado State University.

     Daniel Mao has served as our Chief Executive Officer and Director since June 2001. Prior to June 2001, Mr. Mao has held a number of positions with the Company including Chief Operating Officer from March 1999 to June 1999 and September 1999 to June 2001, Acting Chief Financial Officer from September 1999 to November 1999, and Executive Vice President of Business and Corporate Development from June 1999 to August 1999. Mr. Mao also served as our director from October 1997 to March 1999. Prior to joining us as an officer in March 1999, Mr. Mao was Vice President of Walden International Investment Group, a venture capital firm, from February 1994 to March 1999. Mr. Mao holds an M.S. in Engineering Economic Systems from Stanford University and a B.S. in Computer Science from Jiaotong University in Shanghai, China.

     Bruno Wu has served as our co-Chairman since September 2001. Prior to joining us, Mr. Wu served as Executive Chairman for Sun Television Cybernetworks Holdings Ltd., a media company since August 2000 and as Chief Executive Officer for Sun Television Cybernetworks Holdings Ltd. since February 2001. Mr. Wu was the Chief Operating Officer of Asia Television Limited, a media company in Hong Kong, from June 1998 to February 1999. Mr. Wu has received a Diploma of Superior Studies in French Literature from the University of Savoie in France, a B.S. in Business Administration and Finance from Culver-Stockton College, a master degree from Washington University, a Ph.D. from Barrington University and a Ph.D. in International Politics from Fudan University in Shanghai, China.

CONTINUING DIRECTORS

     Set forth below are the names of the Class I and Class III Directors, their ages as of October 18, 2001 and certain other information about them:

CLASS III DIRECTORS (TERM ENDING IN 2002)

NAME OF DIRECTOR                        AGE            PRINCIPAL OCCUPATION
----------------                        ---            --------------------
Pehong Chen...........................  43    Chief Executive Officer, President and
                                              Chairman of the Board, Broadvision,
                                              Inc.
Lip-Bu Tan............................  41    General Partner, Walden International
                                              Investment Group

     Pehong Chen has served as our director since March 1999. Mr. Chen has been the Chief Executive Officer, President and Chairman of the Board of Broadvision, Inc., a software applications company, since May 1993. Prior to founding Broadvision, Mr. Chen was Vice President of MultiMedia Technology at Sybase, Inc., an enterprise software company, from 1992 to 1993. From 1989 to 1992, Mr. Chen founded and was president of Gain Technology, a multimedia software tools company, which was acquired by Sybase. He received a B.S. in Computer Science from National Taiwan University, an M.S. in Computer Science from Indiana University and a Ph.D. in Computer Science from the University of California at Berkeley.

     Lip-Bu Tan has served as our director since March 1999. Since 1984, Mr. Tan has been the General Partner of Walden International Investment Group, an international venture capital firm. Mr. Tan is currently a director of Creative Technology Ltd., a multimedia technology company, Accelerated Networks, Inc., a telecommunications company, Centillium Communications, Inc., a semiconductor company, Integrated Silicon Solutions, Inc., a semiconductor company, and several other private companies. He holds an M.S. in Nuclear Engineering from the Massachusetts Institute of Technology and an M.B.A. from the University of

San Francisco, where he serves on the Board of Trustees. Mr. Tan received his B.S. from Nanyang University, Singapore.

CLASS I DIRECTORS (TERM ENDING IN 2003)

NAME OF NOMINEE                  AGE         PRINCIPAL OCCUPATION          DIRECTOR SINCE
---------------                  ---         --------------------          --------------
Yongji Duan....................  55    Chairman, Stone Group Corporation    August 1997

     Yongji Duan has served as our director since August 1997. Mr. Duan also served as a director for Rich Sight Investment Limited, one of our subsidiaries, from May 1993 through May 1999. Mr. Duan has served as the Director of Stone Group Corporation, a holding company, since February 1991 and is now the Chairman of Stone Group Corporation. Mr. Duan has also served as President and Chief Executive Officer of Stone Electronic Technology Limited, a diversified electronics and consumer products company, since 1990. Mr. Duan holds a M.S. in Aeronautics Materials from Beijing Aeronautic College and a B.S. from Qinghua University.

     There are no family relationships among any of the directors or executive officers of SINA.com.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the period from July 1, 2000 through June 30, 2001 (the "last fiscal year"), the Board met seven times. During the last fiscal year, each director attended 75% or more of the meetings held by the Board, with the exception of Yongji Duan. Mr. Duan attended five meetings in the last fiscal year.

     During the last fiscal year, the Audit Committee consisted of non-employee directors Pehong Chen, Lip-Bu Tan and Ter-Fung Tsao. Mr. Tsao was appointed to the Audit Committee on September 22, 2000 as a replacement for Mr. Yoshitaka Kitao who resigned from the Audit Committee and the Board of Directors on August 7, 2000. The Audit Committee held three meetings during the last fiscal year. During the last fiscal year, each director on the Audit Committee attended 75% or more of the meetings held by the Audit Committee, with the exception of Mr. Chen. Mr. Chen attended two meetings, or 66% of the meetings held. The Committee recommends the engagement of the firm of certified public accountants to audit the financial statements of the Company and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls.

     During the last fiscal year, the Compensation Committee consisted of non-employee directors Pehong Chen and Lip-Bu Tan and held one meeting, which both directors attended. The Compensation Committee administers and grants stock options under the Company's stock option plans to executive officers.

     The Share Administration Committee consists of Daniel Chiang and Daniel Mao. Daniel Mao was appointed to the Share Administration Committee in June 2001 when Zhidong Wang departed the Board of Directors and the Share Administration Committee. The Share Administration Committee held nine meetings during the last fiscal year. Mr. Chiang and Mr. Wang attended all the meetings. The Share Administration Committee grants stock options to non-executive employees under the Company's stock plans and makes recommendations to the Board regarding these matters.

     Nominations that are intended to be included in the Company's proxy statement for the 2001 Annual Meeting must be submitted no later than June 18, 2002. See "Deadline for Receipt of Stockholder Proposals for 2002 Annual Meeting."

COMPENSATION OF DIRECTORS

     Except for reimbursement for reasonable travel expenses relating to attendance at board meetings and the grant of stock options, directors are not currently compensated for their services as directors but our Articles of Association provide that they may be compensated at the discretion of the directors. Employee directors are eligible to participate in our 1999 Stock Plan and 1999 Employee Stock Purchase Plan. Our non-employee directors are eligible to participate in our 1999 Directors' Stock Option Plan, or Directors Plan. The Directors Plan provides for the grant to nonemployee directors of: (1) a nonstatutory share option to purchase 37,500 ordinary shares on the date on which a nonemployee becomes a member of our board of directors, and (2) an additional nonstatutory share option to purchase 15,000 shares on the date of the shareholders' meeting for each board member who has served on the board for at least six months.

     Pursuant to the Directors' Plan, on April 12, 2000, each of the non-employee directors including Pehong Chen, Yongji Duan, Yoshitaka Kitao, Lip Bu Tan and Ter Fung Tsao received an option to purchase 37,500 ordinary shares of SINA.com at an exercise price of $17.00 per share. These options vested fully upon grant. On September 28, 2001, Bruno Wu received an option to purchase 37,500 ordinary shares of SINA.com at an exercise price of $1.09 per share. On the date of this Meeting, Pehong Chen, Yongji Duan, Lip Bu Tan and Ter Fung Tsao shall receive an additional option to purchase 15,000 shares at the then prevailing market price.

     Outside of the Directors' Plan, our directors have received the following grants. Mr. Chen was granted an non-qualified option to purchase 110,000 shares of common stock of Sinanet.com in May 1998 under Sinanet.com's 1997 Stock Plan, which was converted into an option to purchase 70,762 ordinary shares at an exercise price of $.23 per share as a result of our acquisition of Sinanet.com. These options became fully vested upon the closing of the acquisition.

     Mr. Chiang, our co-Chairman of the Board, received on August 31, 1999, an option to purchase 226,291 ordinary shares of SINA.com at an exercise price of $1.00 per share. This option vests in equal installments over 48 months. Mr. Chiang is allowed to exercise this option immediately, subject to repurchase by us at cost if Mr. Chiang were to leave SINA.com.

     In addition, on October 12, 1999, Mr. Chiang received an option to purchase an additional 150,000 ordinary shares of SINA.com at an exercise price of $7.33 per share. This option vested completely on August 31, 2000.

     On October 12, 1999, Yongji Duan, a director of SINA.com, received an option to purchase 75,000 ordinary shares of SINA.com at an exercise price of $7.33 per share. This option vests in equal installments over 48 months. Mr. Duan is allowed to exercise this option immediately, subject to repurchase by us at cost if Mr. Duan were to leave SINA.com.

     As compensation for services rendered as the Chairman of the Board, Mr. Chiang received $25,000 for fiscal year ended June 30, 1999, $129,333.26 for fiscal year ended June 30, 2000 and $129,999.92 for fiscal year ended June 30, 2001.

RECOMMENDATION OF THE BOARD:

                        THE BOARD RECOMMENDS A VOTE FOR
                   THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     PricewaterhouseCoopers has served as the Company's independent auditors since May 20, 1999 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending June 30, 2002. In the event that ratification of this selection of auditors is not approved by a majority of the ordinary shares voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

     A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD:

              THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE
       APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE COMPANY'S INDEPENDENT
               AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2002

                 INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
                     PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information that has been provided to the Company with respect to the beneficial ownership of our ordinary shares as of September 30, 2001 by:

     - each shareholder known to us to own beneficially more than 5% of the ordinary shares;

     -  each director;

     - each of our executive officers listed in the Summary Compensation Table in this Proxy Statement; and

     -  all our directors and executive officers as a group.

     Percentage of beneficial ownership is based on 45,875,071 ordinary shares outstanding as of September 30, 2001, together with options that are exercisable within 60 days of September 30, 2001 for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC.

                                                                     NUMBER OF
                                                                      OPTIONS
                                                     NUMBER OF      EXERCISABLE
                                                  ORDINARY SHARES     WITHIN
                                                   BENEFICIALLY     60 DAYS OF    EXCLUDING   INCLUDING
               BENEFICIAL OWNERS                       OWNED         9/30/2001     OPTIONS     OPTIONS
               -----------------                  ---------------   -----------   ---------   ---------
Entities affiliated with Yongji Duan(1).........     4,883,580         112,500      10.6%       10.9%
Entities affiliated with Bruno Wu(2)............     4,592,944          37,500      10.0%       10.1%
Entities affiliated with Lip-Bu Tan(3)..........     2,727,734          37,500       5.9%        6.0%
Daniel Chiang(4)................................     1,443,623         376,291       3.1%        3.9%
Pehong Chen(5)..................................        43,732         108,262         *           *
Ter Fung Tsao(6)................................     1,412,125          37,500       3.1%        3.2%
Daniel Mao(7)...................................       900,706         156,250       2.0%        2.3%
Zhidong Wang(8).................................     1,393,279              --       3.0%        3.0%
Yan Wang........................................        12,000          78,331         *           *
Charles Chao....................................           403          96,453         *           *
Hurst Lin(9)....................................       536,406          18,333       1.2%        1.2%
All directors and executive officers as a group
  (10 persons)(10)..............................    16,553,253       1,058,920      36.1%       37.5%

---------------

  *  Less than one percent of the outstanding ordinary shares.

 (1) Includes 2,862,993 shares held by Stone Electronic Technology Ltd., 1,392,286 shares held by Soaring High Investment Limited, and 628,301 shares held by Springbend Holding Limited. Stone Group Corporation holds an interest in Stone Electronic Technology Limited and Springbend Holding Limited. Springbend Holding Limited and Stone Electronic Technology Limited together own Soaring High Investment Limited. Also includes 112,500 shares issuable to Mr. Duan upon exercise of options exercisable on or before November 29, 2001. Mr. Duan, our director, is the Chairman of Stone Group Corporation and the President and Chief Executive Officer of Stone Electronic Technology Limited. The address for Stone Group Corporation is No. 2, Haidian Street, Zhong Guan Cun, Beijing, China.

 (2) Includes 4,592,944 shares held by Best Universe Group Limited which is 100% owned by Mr. Wu's wife. Also includes 37,500 shares issuable to Mr. Wu upon exercise of options exercisable on or before November 29, 2001. The address for Best Universe Group Limited is Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, BVI. The address for Mr. Wu is Room 6101, The Center, 99 Queen's Road, Central, Hong Kong.

 (3) Represents the shares owned by the entities affiliated with Lip-Bu Tan, a director of SINA.com, as follows:

     - 765,948 shares held by China Walden Venture Investments Ltd.

     - 226,181 shares held by CWV Investment, L.P.

    (Mr. Tan is a director of and owns an interest in China Walden Management Ltd, which is a general partner of CWV Investments, L.P. and serves as fund manager for China Walden Venture Investments Ltd. The address for both entities is 1501 CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong.)

     - 55,359 shares held by InfoTech Ventures, Ltd.

     - 89,563 shares held by WIIG Global Ventures Pte, Ltd.

    (Mr. Tan is a director of and owns an interest in Walden International Investment Group (S) Pte. Ltd., which serves as a fund manager for these entities. The address for both entities is 396 Alexandra Road, #16-03 BP Tower, Singapore 119954.)

     - 671,219 shares held by Pacven Walden Ventures III, L.P.

     - 794,169 shares held by Pacven Walden Ventures IV, L.P.

     - 15,570 shares held by Pacven Walden Ventures IV Associates Fund, L.P.

    (Mr. Tan is a director of and owns an interest in Pacven Walden Management Co. Ltd., which is a general partner of the general partners of these entities. Address for these entities is 750 Battery Street, Suite 700, San Francisco, CA 94111.)

     - 98,178 shares held by Seed Ventures II Limited.

    (Mr. Tan is a director of and owns an interest in Seed Ventures Management, which serves as a fund manager for this entity. The address for this entity is 396 Alexandria Road, #16-03 BP Tower, Singapore 119954.)

    Mr. Tan shares voting and investment power with respect to the shares held by the entities described above. He disclaims beneficial ownership of the shares in which he has no pecuniary interest. Also includes 11,547 shares held by a trust controlled by Mr. Tan and 37,500 shares issuable to Mr. Tan upon exercise of options exercisable on or before November 29, 2001. The address for Mr. Tan is c/o WIIG, 750 Battery Street, Suite 700, San Francisco, CA 94111.

    The 2,727,734 share total does not include 1,201,923 shares held by CTI Ltd., a wholly-owned subsidiary of Creative Technology Ltd. for whom Mr. Tan serves as a director. The address of CTI Ltd. is 31 International Business Park, Creative Resource, Singapore 609921.

 (4) Includes 10,972 shares held by his wife, 375,000 shares held DEPM Investors, L.P. where Mr. Chiang and his wife serve as general partners, and 169,471 shares held by Fongnien Daniel Chiang 1999 Grantor Retained Annuity Trust. Also includes 376,291 shares issuable upon exercise of options exercisable on or before November 29, 2001. The 1,443,623 share total does not include 480,769 shares held by Trend Micro, Inc. where Mr. Chiang's wife serves as a director and Chief Technology Officer.

 (5) Includes 43,732 shares held by a trust controlled by Mr. Chen. Also includes 108,262 shares issuable upon exercise of options exercisable on or before November 29, 2001. The address for Mr. Chen is c/o BroadVision, Inc., 585 Broadway, Redwood City, CA 94063.

 (6) Includes 37,500 shares issuable to Mr. Tsao upon exercise of options exercisable on or before November 29, 2001. The 1,412,125 share total does not include 43,553 shares held by Standard Foods of Taiwan, Ltd. and 354,675 shares held by Crosslink Technology Partners, LLC. Mr. Tsao is a director of Standard Foods of Taiwan and Crosslink Technology Partners, LLC. His address is c/o Helen Hsiao, 8F, Suite 801, 136, Jean-Ai Road, SEC. 3, Taipei, Taiwan.

 (7) Includes 356,250 shares subject to repurchase upon cessation of employment.

 (8) Mr. Wang's employment relationship and directorship with SINA.com was terminated effective as of June 1, 2001. Includes 1,070,761 shares held by Fraser Heritage Limited which is controlled by Mr. Wang and his wife. The address for Mr. Wang is Chaoyang Qu, Anhuili 3 Qu, 7-1-402, Beijing, China.

 (9) Includes 71,877 shares subject to repurchase upon cessation of employment.

(10) Includes 12,192,711 shares held by entities affiliated with certain directors as described in notes 1-3. Also includes 428,127 shares subject to our right of repurchase at cost upon cessation of employment. Does not include 1,392,279 shares owned by Zhidong Wang.

     Except as otherwise indicated, the address of each person listed in the table is c/o SINA.com, Vicwood Plaza, Rooms 1801-4, 18th Floor, 199 Des Voeux Road, Central, Hong Kong, and the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them, subject to community property laws where applicable.

                        EXECUTIVE OFFICERS OF REGISTRANT

     The following table sets forth specific information regarding our executive officers, directors and other key employees and their ages as of October 18, 2001:

NAME                              AGE                           POSITION
----                              ---                           --------
EXECUTIVE OFFICERS
Daniel Mao......................  37    Chief Executive Officer and Director
Charles Chao....................  35    Chief Financial Officer
Hurst Lin.......................  36    Vice President, Business Development and General Manager
                                        of U.S. Operations
Yan Wang........................  29    President

     Daniel Mao has served as our Chief Executive Officer and Director since June 2001. Prior to June 2001, Mr. Mao has held a number of positions with the Company including Chief Operating Officer from March 1999 to June 1999 and September 1999 to June 2001, Acting Chief Financial Officer from September 1999 to November 1999, and Executive Vice President of Business and Corporate Development from June 1999 to August 1999. Mr. Mao also served as our director from October 1997 to March 1999. Prior to joining us as an officer in March 1999, Mr. Mao was Vice President of Walden International Investment Group, a venture capital firm, from February 1994 to March 1999. Mr. Mao holds an M.S. in Engineering Economic Systems from Stanford University and a B.S. in Computer Science from Jiaotong University in Shanghai, China.

     Charles Chao has served as our Chief Financial Officer since February 2001. From September 1999 to January 2001, Mr. Chao served as our Vice President, Finance. Prior to joining us, Mr. Chao served as an audit manager at PricewaterhouseCoopers, LLP, an accounting firm, from April 1998 to September 1999. From October 1995 to April 1998, he served as a senior auditor at PricewaterhouseCoopers, LLP. From September 1993 to October 1995, he served as a staff auditor at Arthur Anderson, LLP, an accounting firm. Mr. Chao holds a Master of Professional Accounting degree from University of Texas at Austin, an M.A. in Journalism from University of Oklahoma and a B.A. in Journalism from Fudan University in Shanghai, China.

     Hurst Lin co-founded and served as the Vice President of Business Development of Sinanet.com from May 1995 until it merged into SINA.com in March 1999. Since the merger, Mr. Lin has served as our Vice President of Business Development. Since September 1999, Mr. Lin has served as our General Manager of U.S. Operations. Mr. Lin holds an M.B.A. from Stanford University and a B.A. in Engineering from Dartmouth College.

     Yan Wang has served as our President since June 2001. Previously, he served as our General Manager of China Operations since September 1999 and as our Executive Deputy General Manager for Production and Business Development in China from April 1999 to August 1999. In April 1996, Mr. Wang founded the SRSnet.com division of Beijing Stone Rich Sight Limited, our wholly-owned subsidiary. From April 1996 to April 1999, Mr. Wang served as the head of our SRS Internet Group. Mr. Wang holds a B.A. in Law from the University of Paris.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows the compensation earned by (a) the individuals who served as the Company's Chief Executive Officer during the fiscal year ended June 30, 2001, (b) the three other most highly compensated individuals who served as an executive officer of the Company during the fiscal year ended June 30, 2001; and (c) the compensation received by each such individual during the preceding fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                      ANNUAL COMPENSATION            ------------
                                              ------------------------------------    SECURITIES
                                     FISCAL               BONUS     OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME                                  YEAR    SALARY($)    ($)     COMPENSATION($)    OPTIONS(#)    COMPENSATION($)
----                                 ------   ---------   ------   ---------------   ------------   ---------------
Daniel Mao(1)......................   2001     232,500    23,650           --           375,000              --
  Chief Executive Officer and
    Director                          2000     175,000        --           --                --              --
Zhidong Wang(2)....................   2001     255,707    32,500           --                --         380,566(3)
  Former President, Chief Executive   2000     147,246    16,667           --         1,499,999          13,000(4)
  Officer and Director
Charles Chao(5)....................   2001     155,833    10,196       60,491(6)        186,250         110,147(7)
  Chief Financial Officer
Wang Yan(8)........................   2001     101,449    17,174           --            70,000           4,348(9)
  President                           2000      48,309     7,246           --           108,000           3,261(9)
Hurst Lin..........................   2001     172,192     8,999           --            70,000              --
  Vice President, Business            2000     108,749        --           --           150,000              --
  Development and General Manager
  of U.S. Operations

---------------

(1) Mr. Mao was appointed Chief Executive Officer and Director in June 2001.

(2) Mr. Wang was terminated from his positions as President, Chief Executive Officer and Director effective as of June 1, 2001.

(3) Includes $4,348 as a housing allowance. Also includes the forgiveness of a loan of $6,039 (RMB 50,000) on July 30, 2001 by Beijing Stone Rich Sigh Information Technology Co., Ltd., a subsidiary of SINA.com, and the forgiveness of a loan of $370,179 in 12 monthly installments from August 2001 to July 2002 by SINA.com.

(4) Includes $2,000 paid on behalf of Mr. Wang as a housing allowance during our 2000 fiscal year. In addition to the housing allowance, Mr. Wang lived in a rent-free apartment located in Beijing, China, and owned by Beijing Stone Electronic Technology Limited, one of our shareholders. The fair market value of this is estimated to be $11,000.

(5) Mr. Chao was appointed our Chief Financial Officer in February 2001.

(6) Mr. Chao received this amount as a tax reimbursement payment.

(7) The Company forgave a loan equal this amount as a bonus to Mr. Chao for his appointment as Chief Financial Officer.

(8) Wang Yan was appointed President in June 2001.

(9) Wang Yan received these amounts as a housing allowance.

     We have entered into employment agreements with Daniel Mao and Wang Yan.

     Mr. Mao is a party to an offer letter dated January 11, 1999. Under the offer letter Mr. Mao is entitled an option to purchase 900,000 ordinary shares of SINA.com. This options vests over a four-year period. One-fourth (25%) of the shares subject to the option vests on the first anniversary of Mr. Mao's employment date and the remainder vests ratably over the following three years on a monthly basis. This option, however, allowed him to exercise immediately, subject to repurchase by us at cost upon cessation of his employment.

Under this agreement, the vesting of his options will accelerate by one year in the event that Mr. Mao's employment is terminated by the Company.

     Yan Wang is a party to a Labor Contract entered into on September 23, 1999 and amended on April 6, 2000. The contract terminates on September 22, 2003. Under the contract, the Company and Yan Wang may only terminate the contract for limited, delineated reasons akin to cause. In addition, under the contract, Yan Wang agrees to transfer his interest in the entity that operates the Company's website in China upon his termination to the Company, or group of employees selected by the Company.

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

     The following table provides certain information with respect to stock options granted to the Named Executive Officers in the last fiscal year. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

                                             INDIVIDUAL GRANTS(1)
                           ---------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                                          PERCENT OF TOTAL                               AT ASSUMED ANNUAL RATES
                            NUMBER OF       OPTIONS/ SARS                                    OF STOCK PRICE
                            SECURITIES       GRANTED TO       EXERCISE                   APPRECIATION FOR OPTION
                            UNDERLYING      EMPLOYEES IN       OF BASE                           TERM(2)
                           OPTIONS/SARS        FISCAL           PRICE     EXPIRATION   ---------------------------
NAME                        GRANTED(#)       YEAR(%)(3)       ($/SH)(4)      DATE         5%($)         10%($)
----                       ------------   -----------------   ---------   ----------   -----------   -------------
Daniel Mao...............    375,000            19.5%          $1.74       6/2/11       $411,075      $1,037,475
Chief Executive Officer
and Director
Zhidong Wang.............         --              --           --            --               --              --
Former President, Chief
Executive Officer and
Director
Charles Chao.............     11,250             0.6%          $6.50      10/30/10        46,069         116,269
Chief Financial Officer       39,750             2.1%          $3.125      1/8/11         78,258         124,219
                             135,250             7.0%          $1.50       3/29/11       124,976         315,416
Wang Yan.................     70,000             3.6%          $3.125      1/8/11        137,812         347,812
President
Hurst Lin................     70,000             3.6%          $3.125      1/8/11        137,812         347,812
Vice President,
Business Development
and General Manager
of U.S. Operations

---------------

(1) No stock appreciation rights were granted to the Named Executive Officers in the last fiscal year. Options vest over a four-year term ratably on a monthly basis except for Daniel Mao's option grant which vests ratably over 12 months. The options have a 10-year term, but are subject to earlier termination in connection with termination of employment.

(2) The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share for the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the ordinary shares and the timing of option exercises, as well as the optionees' continued employment throughout the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(3) The Company granted stock options representing 1,918,852 shares to employees in the last fiscal year.

(4) The exercise price may be paid in cash, in ordinary shares valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The

    Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended June 30, 2001. In addition, the table sets forth the number of shares covered by stock options as of the fiscal year ended June 30, 2001, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year ended June 30, 2001.

                                                                                           VALUE OF
                                                                     NUMBER OF           UNEXERCISED
                                                                    UNEXERCISED          IN-THE-MONEY
                                                                  OPTIONS/SARS AT      OPTIONS/SARS AT
                                          SHARES       VALUE     FISCAL YEAR END(#)   FISCAL YEAR END($)
                                        ACQUIRED ON   REALIZED      EXERCISABLE/         EXERCISABLE/
NAME                                    EXERCISE(#)    ($)(1)     UNEXERCISABLE(2)     UNEXERCISABLE(3)
----                                    -----------   --------   ------------------   ------------------
Daniel Mao............................        --           --          --/375,000               --/--
Chief Executive Officer and Director
Zhidong Wang..........................        --           --          468,457/--               --/--
Former President, Chief Executive
Officer and Director
Charles Chao..........................        --           --      73,536/168,964        1,014/11,158
Chief Financial Officer
Wang Yan..............................    12,000      220,000      52,289/125,711               --/--
President
Hurst Lin.............................        --           --        7,291/62,709               --/--
Vice President, Business Development
and General Manager of U.S. Operations

---------------

(1) Value realized is calculated based on the fair market value of the Company's ordinary shares on the date of exercise minus the exercise price of the option and does not necessarily indicate that the optionee sold such stock.

(2) No stock appreciation rights (SARs) were outstanding during fiscal 2001.

(3) Based on the $1.59 per share closing price of the Company's ordinary shares on The Nasdaq Stock Market on June 30, 2001, less the exercise price of the options.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation and Audit Committee reports and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     During fiscal year ended June 30, 2001, the Compensation Committee of SINA.com's Board of Directors (the "Committee") consisted of Mr. Pehong Chen and Mr. Lip-Bu Tan. The members of the Compensation Committee are independent non-employee directors.

     The following is a report of Committee describing the compensation policies applicable to the Company's executive officers during the fiscal year ended June 30, 2001. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. It also administers the granting of options to executive employees under the Company's stock option plans. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

GENERAL COMPENSATION POLICY

     Under the supervision of the Board of Directors, the Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive's compensation contingent upon the Company's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise,
(ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for the Company and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and the Company's shareholders.

     The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

BASE SALARY

     The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

CASH-BASED INCENTIVE COMPENSATION

     Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and the Company's success in achieving specific company-wide goals.

LONG-TERM INCENTIVE COMPENSATION

     The Company has utilized its stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company's shareholders. Factors considered in making such awards include the individual's position in the Company, his or her performance and responsibilities, and internal comparability considerations.

     Each option grant allows the executive officer to acquire shares of ordinary shares at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company, although exceptions may be made when deemed necessary or appropriate. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's service, and then only if the market price of the ordinary shares appreciates over the option term. In addition to the stock option plans, executive employees are eligible to participate in the Company's 1999 Employee Stock Purchase Plan.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Daniel Mao became the Company's Chief Executive Officer in June 2001 replacing Zhidong Wang who had served as the Company's President and Chief Executive Officer since August 1999. In connection with Mr. Mao's appointment, the Compensation Committee granted Mr. Mao an option grant to purchase 375,000 shares that vests ratably over 12 months. The Committee examined the level of equity incentives held by other officers as well as Mr. Mao's value, tenure, responsibilities and experience prior to approving the grant.

     The factors discussed above in "Base Salaries," "Cash-Based Incentive Compensation," and "Long-Term Incentive Compensation" were also applied in establishing the amount of Mr. Mao's salary and stock option grant. Significant factors in establishing Mr. Mao's compensation include his performance and responsibilities, and internal comparability considerations.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to
Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company's 1999 Stock Plan and 1999 Executive Stock Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

                                          Compensation Committee:
                                          Pehong Chen
                                          Lip-Bu Tan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the compensation committee serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee. See "Related Party Transactions" for a description of transactions between SINA.com and entities affiliated with the members of the compensation committee.

                             AUDIT COMMITTEE REPORT

     The audit committee of the Company's board of directors (the "Audit Committee") consists of three non-employee directors, Pehong Chen, Lip-Bu Tan and Ter Fung Tsao, each of whom has been determined to be independent as defined by the Nasdaq Marketplace Rules.

     The Audit Committee operates under a written charter adopted by the board of directors, attached to this Proxy Statement as Appendix A. Among its other functions, the Audit Committee recommends to the board of directors, subject to stockholder ratification, the selection of the Company's independent accountants. Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. In this context the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants.

     The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61. The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." Based on the Audit Committee's discussion with management and the independent accountants, and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 filed with the Securities and Exchange Commission.

                                          Submitted by the Audit Committee of
                                          the Company's Board of Directors,
                                          Pehong Chen
                                          Lip-Bu Tan
                                          Ter Fung Tsao

           FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

     For the fiscal year ended June 30, 2001, PricewaterhouseCoopers, LLC, our independent auditor and principal accountant, billed the fees set forth below.

Audit Fees..................................................   $200,000
Financial Information Systems and Design Implementation
  Services..................................................         --
All Other Fees..............................................   $ 22,750
  Tax Services..............................................         --
  Registration Statements...................................         --
Total Fees..................................................   $222,750

                              CERTAIN TRANSACTIONS

     Since July 1, 2000, we have not been a party to any transaction or series of similar transactions in which the amount involved exceeded $60,000 and in which any director, executive officer or holder of more than 5% of our ordinary shares had or will have a direct or indirect material interest other than:

     - standard compensation arrangements which are described under "Compensation of Executive Officers" or "Director Compensation"

     - the transactions described below.

SUN TELEVISION RELATIONSHIP

     Dr. Bruno Wu, our co-Chairman, was the Executive Chairman and Chief Executive Officer of Sun Television Cybernetworks Holdings Limited ("Sun TV"), and his wife, Ms. Lan Yang, is the Chairman and Chief Executive Officer of Sun TV. On September 28, 2001, SINA.com completed its acquisition of 2,028,122,000 ordinary shares of Sun TV, representing approximately 29% of Sun TV, from Ms. Yang for US$7.9 million in cash and 4,592,944 newly issued SINA ordinary shares, plus up to an additional 3,280,674 newly issued SINA ordinary shares over the next 18 months if Sun TV meets certain performance targets pursuant to a Share Purchase Agreement dated September 12, 2001. In addition, as provided for in the Share Purchase Agreement, US$4 million of the cash consideration has been retained by SINA to satisfy Ms. Yang's commitment to lend such amount to SINA in accordance with the terms of a loan agreement between SINA and Ms. Yang. In turn, SINA lent the amount of US$4 million to Sun TV in accordance with the terms of a loan agreement between SINA and Sun TV. As part of the acquisition, we will work with Sun TV to cross-sell, cross-promote and develop and syndicate content for broadband and cross-media. Daniel Mao, our Chief Executive Officer, and Charles Chao, our Chief Financial Officer, became members of Sun TV's board of directors as a result of the transaction. As part of the transaction, Dr. Wu became a director and co-chairman of the board of directors of SINA and is entitled to a fee of US$100,000 on an annualized basis for his consulting service to SINA in accordance with the terms of a consultancy agreement between SINA and Dr. Wu.

AGREEMENTS INVOLVING BSRS

     Prior to his departure, Wang Zhidong owned 70% of outstanding shares of Beijing SINA Internet Information Services Co., Ltd., or ICP Company, a Chinese Internet content provider that operates the Company's website in China. Pursuant to his departure, Wang Zhidong entered into a share transfer agreement dated August 15, 2001 whereby he transferred his entire ownership in the ICP Company to Daniel Mao and four non-executive employees of our subsidiary Beijing Stone Rich Sight Information Technology Co. Ltd., or BSRS. With BSRS' consent, Wang Zhidong transferred his repayment obligation of the RMB700,000 loan, which Mr. Wang borrowed from BSRS for purposes of setting up the ICP Company, to Daniel Mao and four non-executive employees of BSRS, and Daniel Mao and each of those four employees assumed RMB300,000 and RMB100,000 loan obligation respectively from Wang Zhidong in accordance with the terms of a debt transfer and assumption agreement dated August 15, 2001. On August 16, 2001, BSRS, entered into a Repayment Agreement with Daniel Mao, our Chief Executive Officer, Yan Wang, our President, and four other non-executive BSRS employees. Pursuant to the Repayment Agreement, these employees agreed to transfer their ownership in the ICP Company to any person specified by BSRS so long as such transfer would not violate Chinese law.

     In addition, BSRS has agreed to provide Yan Wang interest free loans of RMB300,000 for purposes of setting up the ICP Company and RMB750,000 for purposes of setting up the Ad Company.

TERMINATION AGREEMENTS

     On July 30, 2001, the Company entered into a Separation and General Release Agreement with Wang Zhidong, our former President and Chief Executive Officer. Pursuant to the agreement, Mr. Wang agreed to resign or be terminated from all his positions with the Company and to become a consultant to the Company until July 29, 2002. As a consultant, Mr. Wang will be paid $275,000 on an annualized basis. In addition, we accelerated Mr. Wang's vesting schedule as to options to purchase 134,137 shares and forgave notes in the amount of $370,178.94 and 50,000RMB.

     On January 17, 2001, the Company entered into a Termination Agreement with Victor Lee, our former chief financial officer. Pursuant to the agreement, Mr. Lee agreed to resign from all his positives with the Company effective as of January 31, 2001 and to become a consultant to the Company until June 30, 2001. As a consultant, Mr. Lee will be paid a monthly payment of US$17,500. In addition, the Company agreed to pay Mr. Lee US$346,203.74 as a bonus when Mr. Lee repaid the Company a loan in the principal sum of US$412,312.50 with interest upon his departure from the Company.

CHANGE OF CONTROL AGREEMENTS

     On November 27, 2000, the Company has entered into the change of control agreements with Daniel Mao, Wang Yan and Hurst Lin and on February 1, 2000 with Charles Chao. In these agreements, the Company agreed to accelerate the vesting of all their options upon a change of control in which the successor corporation does not assume the outstanding options. In addition, in connection with a termination without cause or resignation for good reason (as defined in the agreements) following a change of control, these employees will be entitled to a lump sum payment equal to their annual salary and projected bonus as well as a pro-rated amount of their bonus for the calendar or fiscal year of such departure.

INDEBTEDNESS OF MANAGEMENT

     BSRS has agreed to provide Wang Yan an interest-free loan of RMB300,000 for purposes of providing capital to the ICP Company and an interest-free loan of RMB750,000 for the purposes of providing capital to the Ad Company. These loans will be repayable within 3 years from the date the agreement was entered into, which period may be extended or reduced as agreed by the parties.

     BSRS has agreed to provide Wang Zhidong an interest-free loan of RMB700,000 for purposes of providing capital to the ICP Company. As a result of the transfer of shares of the ICP Company from Mr. Wang to Daniel Mao and four other non-executive employees of BSRS, Daniel Mao and each of those four employees has agreed to assume RMB300,000 and RMB100,000 loan obligation respectively from Mr. Wang.

INDEMNIFICATION AGREEMENTS

     We have entered into indemnification agreements with our officers and directors containing provisions which may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

REGISTRATION RIGHTS AGREEMENTS

     Some of our shareholders are entitled to have their shares registered by us for resale.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return data for the Company's stock since April 13, 2000 the date on which the Company's stock was first registered under Section 12 of the Securities Exchange Act of 1934, (as amended) to the cumulative return over such period of (i) The Nasdaq National Market Composite Index and (ii) the Morgan Stanley Internet Index ("MOX"). Measurement points are April 13, 2000 (the first trading day) and the last trading day for each of the Company's fiscal years ended June 30, 2000 and June 30, 2001. The graph assumes that $100 was invested on April 13, 2000 in the ordinary shares of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the ordinary shares of the Company at a per share price of $17.00, the price to which such stock was first offered to the public by the Company on the date of its initial public offering. The stock price performance on the following graph is not necessarily indicative of future stock price performance.



                     COMPARISON OF CUMULATIVE TOTAL RETURN*
              AMONG SINA.COM, THE NASDAQ STOCK MARKET (U.S.) INDEX
                     AND THE MORGAN STANLEY INTERNET INDEX

                            (PERFORMANCE GRAPH)<QC>

--------------------------------------------------------------------------------
                                                   4/13/00    6/30/00    6/30/01
--------------------------------------------------------------------------------
 SINA.com                                            100        124          8
 The Nasdaq Stock Market (U.S.) Index                100        108         59
 Morgan Stanley Internet Index ("MOX")               100         95         25
--------------------------------------------------------------------------------

     DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Proposals of shareholders intended to be included in the Company's proxy statement for the 2002 Annual Meeting of Shareholders must be received by Charles Chao, SINA.com, 1313 Geneva Drive, Sunnyvale, CA 94089, no later than June 18, 2002. If the Company is not notified of a stockholder proposal by August 27, 2002, then the proxies held by management of the Company provide discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's ordinary shares (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of the Company's ordinary shares. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended June 30, 2001 all Reporting Persons complied with all applicable filing requirements.

                                 OTHER MATTERS

     The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

     It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ CHARLES CHAO
                                          Charles Chao
                                          Chief Financial Officer

October 19, 2001,
Sunnyvale, California

                                                                      APPENDIX A

                                    SINA.COM

                    AMENDED CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

PURPOSE

     The purpose of the Audit Committee established by this charter will be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of SINA.com (the "Company"), to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, to supervise the finance function of the Company (which will include, among other matters, the Company's investment activities) and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.

     The Audit Committee will undertake those specific duties and responsibilities listed below, and such other duties as the Board from time to time may prescribe.

CHARTER REVIEW

     The Audit Committee will review and reassess the adequacy of this charter at least once per year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company's Annual Meeting of Shareholders, but may be conducted at any time the Audit Committee desires to do so. Additionally, to the extent and in the manner that the Company is legally required to do by the rules of the Securities and Exchange Commission (the "SEC"), this charter (as then constituted) shall be publicly filed.

MEMBERSHIP

     The Audit Committee must be comprised of at least three members of the Board. Such members will be elected and serve at the pleasure of the Board. The members of the Audit Committee will not be employees of the Company. Each member of the Audit Committee shall be an "independent director," as defined by and to the extent required by the Rules of the National Association of Securities Dealers, Inc. ("NASD").

     Further, each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Notwithstanding the foregoing, one director who is not independent, as defined in the NASD Rules, and who is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee, if the board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

MEETINGS

     The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least quarterly to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company upon the completion of the annual audit, and at such other times as it deems appropriate, to review the independent auditors' examination and management report.

RESPONSIBILITIES

     The responsibilities of the Audit Committee shall include:

     1. Nominating the independent auditors for annual approval by the Board and ratification by the shareholders;

     2. Reviewing the plan for the audit and related services at least annually;

     3.  Reviewing audit results and annual and interim financial statements;

     4. Ensuring the receipt of, and reviewing, a written statement from the Company's auditors delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1;

     5. Reviewing and actively discussing with the Company's auditors any disclosed relationship or service that may impact the objectivity and independence of the auditor;

     6. Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor;

     7. Overseeing the adequacy of the Company's system of internal accounting controls, including obtaining from the independent auditors management letters or summaries on such internal accounting controls;

     8.  Overseeing the effectiveness of the internal audit function; and

     9. Overseeing the Company's compliance with SEC requirements for disclosure of auditor's services and Audit Committee members and activities.

     In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it.

     Finally, the Audit Committee shall ensure that the Company's auditors understand both (i) their ultimate accountability to the Board and the Audit Committee, as representatives of the Company's shareholders, and (ii) the Board's and the Audit Committee's ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company's independent auditors (or to nominate the outside auditor to be proposed for stockholder approval in any proxy statement).

REPORTS

     The Audit Committee will to the extent deemed appropriate record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company's proxy statement for its Annual Meeting of Shareholders.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               OF SINA.COM FOR THE
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 27, 2001


      The undersigned shareholder of SINA.COM, a Cayman Islands company, (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 19, 2001, and hereby appoints Charles Chao and Edward Wu or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of SINA.com to be held on Tuesday, November 27, 2001 at 10 a.m., local time, at 5101 Great American Parkway, Santa Clara, California, USA and at any adjournment or postponement thereof, and to vote all Ordinary Shares which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

      1.    ELECTION OF DIRECTORS:

            ___ FOR all nominees listed below (except as indicated).

            ___ WITHHOLD authority to vote for all nominees listed below.

            If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

                                Daniel Chiang

                                Ter Fung Tsao

                                  Daniel Mao

                                  Bruno Wu

      2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2002:

                  ____FOR           ____AGAINST       ____ABSTAIN



              PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; AND (2) FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2002; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.



__________________________________            __________________________________
Signature                                     Date:



__________________________________            __________________________________
Signature                                     Date:

(This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)